Exhibit 8.1

中国上海市南京西路  1515   号静安嘉里中心一座  10  层  200040

10/F, Tower 1, Jing An Kerry Centre, 1515 West Nanjing Road, Shanghai 200040, China

电话    Tel: +86 21 6019 2600    传真    Fax: +86 21 6019 2697

电邮    Email: shanghai@tongshang.com    网址    Web: www.tongshang.com

LEGAL OPINION

To	Boqii Holding Limited
Floor 6, Building 1
No. 399, Shengxia Road
Pudong New District, Shanghai 201203
People’s Republic of China

November 15, 2022

Dear Sirs:

1.

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 5). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.

We act as the PRC counsel to Boqii Holding Limited (the “Company”), an exempted company incorporated under the laws of the Cayman Islands, in connection with the filing of the registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended.

3.

In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by Governmental Authorities and officers of the Company (the “Documents”) and we have qualified our Opinion as “to our best knowledge after due and reasonable inquiries” without further independent investigation.

4.	In examining the Documents and for the purpose of giving this Opinion, we have assumed without further inquiry:

(a)

the genuineness of all the signatures, seals and chops, the authenticity of the Documents submitted to us as original and the conformity with authentic original documents submitted to us as copies and the authenticity of such originals;

(b)	the truthfulness, accuracy and completeness of the Documents, as well as the factual statements contained in the Documents;

(c)

that the Documents provided to us remain in full force and effect up to the date of this Opinion and that none of the Documents has been revoked, amended, varied or supplemented except as otherwise indicated in such documents;

(d)

that information provided to us by the Company, the PRC Subsidiaries and the Variable Interest Entities in response to our enquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and that the Company, the PRC Subsidiaries and the Variable Interest Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(e)	all Governmental Authorizations and other official statement or documentation are obtained by lawful means in due course;

(f)

that each of the parties other than PRC companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be);

(g)

that all parties other than the PRC companies have the requisite power and authority to enter into, execute, deliver and perform all the Documents to which they are parties and have duly executed, delivered, performed, and will duly perform their obligations under all the Documents to which they are parties; and

(h)	all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

For the purpose of rendering this Opinion, where important facts were not independently established to us, we have relied upon certificates issued by Governmental Authorities and representatives of the shareholders of the Company, the PRC Subsidiaries and the Variable Interest Entities with proper authority and upon representations, made in or pursuant to the Documents.

5.	The following terms as used in this Opinion are defined as follows:

“Governmental Authority”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC. “Governmental Authorities” shall be construed accordingly.

“PRC Laws”	means any and all officially published laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries”	means Xincheng (Shanghai) Information Technology Co. Ltd. (欣橙(上海)信息科技有限公司), Nanjing Xinmu Information Technology Co., Ltd. (南京市欣木信息科技有限公司), Chengdu Chongaita Information Technology Co., Ltd. (成都宠爱它信息科技有限公司) and Shanghai Meiyizhi Supply Chain Co., Ltd. (上海每一只供应链有限公司) and their respective subsidiaries.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement, and all the documents listed in the Registration Statement to be incorporated by reference, including the most recent annual report of the Company on Form 20-F dated July 27, 2022.

“Variable Interest Entities”	means Guangcheng (Shanghai) Information Technology Co., Ltd. (光橙(上海)信息科技有限公司), Nanjing Xingmu Biotechnology Co., Ltd. (南京兴牧生物科技有限公司), Suzhou Taicheng Supply Chain Co., Ltd (苏州太铖供应链有限公司) and Suzhou Xingyun Yueming Supply Chain Co., Ltd. (苏州星云月明供应链有限公司) and their respective subsidiaries.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

6.	Based upon and subject to the foregoing and the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that:

Except as disclosed in the Registration Statement and the Prospectus, each of the PRC Subsidiaries and Variable Interest Entities has obtained all necessary licenses and approvals required by Governmental Authorities to conduct its business in the manner described in the Registration Statement and the Prospectus However, we cannot assure the PRC Subsidiaries and Variable Interest Entities are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner that these licenses or permits are sufficient to conduct all of PRC Subsidiaries’ and Variable Interest Entities’ present or future business.

7.	This Opinion is subject to the following qualifications:

(a)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(b)	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(c)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(d)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference of our name under captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices